UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION	20-2777218
(a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 5.02.                 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Principal Operating Officer

On July 24, 2014, Duke Energy Corporation (“Duke Energy”) announced a change in the responsibilities of Mr. B. Keith Trent and Mr. Lloyd M. Yates, effective August 1, 2014.

Mr. Trent, age 54, will become Executive Vice President, Grid Solutions and President, Midwest and Florida Regions.  In this role, Mr. Trent will be responsible for the regulated operations, including electric and natural gas distribution, in Duke Energy’s Ohio, Indiana and Florida jurisdictions.  He will continue to be responsible for Duke Energy’s transmission operations along with the added responsibility for leading the advancement of Duke Energy’s enterprise strategy for grid solutions.  Mr. Trent has served as Executive Vice President and Chief Operating Officer of Regulated Utilities since December 2012, and was Executive Vice President of Regulated Utilities from the time of the merger of Duke Energy and Progress Energy, Inc. (the “Merger”) in July 2012 until December 2012.  Mr. Trent was previously Group Executive and President, Commercial Businesses from July 2009 until the Merger.

Mr. Yates, age 53, will become Executive Vice President, Market Solutions and President, Carolinas Region.  Mr. Yates will be responsible for the regulated operations, including electric distribution, in Duke Energy’s North Carolina and South Carolina jurisdictions.  He will continue to lead the advancement of Duke Energy’s enterprise strategy for distributed energy resources and will add responsibility for enterprise customer solutions and delivery.  Mr. Yates has served as Executive Vice President of Regulated Utilities since December 2012, and was Executive Vice President, Customer Operations from the time of the Merger until December 2012.  Mr. Yates was previously President and Chief Executive Officer of Duke Energy Progress, Inc. (formerly, Progress Energy Carolinas, Inc.) from July 2007 until the Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: July 24, 2014	By:	/s/ Julia S. Janson
Executive Vice President, Chief Legal
Officer and Corporate Secretary